                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This Amendment No. 2, dated as of April 12, 2004 (the "Amendment"), is between Brightpoint, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York limited purpose trust company, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of February 20, 1997, as amended on January 4, 1999, (the "Rights Agreement"), defining the terms of the Rights (as defined therein); and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

1.       AMENDMENTS TO SECTION 1

         (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended to increase the percentage of beneficial ownership required to trigger the exercisability of the Rights from 15% to 20%, so that such Section 1(a) is hereby amended to delete all references to 15% and replace such percentage with 20%:

         (b) The following definition is hereby added to the end of Section 1 to read as follows:

                  "(q) "TIDE Committee" shall have the meaning set forth in
                  Section 28 hereof."

2.       AMENDMENTS TO SECTION 7

         (a) Section 7(a) of the Rights Agreement is amended to extend the Final Expiration Date from February 20, 2007 to April 12, 2014, so that such
         Section 7(a) is hereby amended to delete all references to "February 20, 2007" and replace such date with "April 12, 2014."

         (b) Section 7(b) of the Rights Agreement is amended to increase the Purchase Price for each one one-thousandth of a Preferred Share from $115 to $135 to reflect an updated potential long-term trading value of the Company's Common Stock as a result of the extension of the Final Expiration Date, so that such Section 7(b) is hereby amended to delete the reference to $115 and replace such amount with $135.

3.       AMENDMENT TO SECTION 28

         Section 28 of the Rights Agreement is amended to add a Three-Year Independent Director Evaluation ("TIDE") policy, and is hereby amended by inserting two new paragraphs to the end of Section 28 as follows:


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                  "Without limiting the generality of the foregoing, it is
                  understood that the Three-Year Independent Director Evaluation Committee (the "TIDE Committee") (as described below) of the Board of Directors of the Company shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company and its stockholders, at least once every three years, or sooner than that if (i) any Person shall have made a proposal to the Company or its stockholders, or taken any other action that, if effective, could cause such Person to become an Acquiring Person, and (ii) a majority of the members of the TIDE Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The TIDE Committee shall be comprised of members of the Corporate Governance and Nominating Committee of the Board of Directors who are "independent" as defined under applicable law and NASDAQ listing standards (or the listing standards of the principal exchange or trading system on which the Company's shares of Common Stock are listed or admitted for trading) in effect from time to time, and who are selected by the Corporate Governance and Nominating Committee of the Board of Directors, and may be the full Corporate Governance and Nominating Committee of the Board of Directors.

                  The TIDE Committee shall have the power to set its own agenda and to retain, at the expense of the Company, independent legal, accounting or other professional consultants selected by the TIDE Committee, for any matters relating to the purpose of the TIDE Committee. The Company shall cause its employees to make themselves available to cooperate with the TIDE Committee for any matters related to its purpose. The TIDE Committee shall have the authority to review all information of the Company and to consider any and all factors they deem relevant to an evaluation of whether to maintain or modify the Agreement or redeem the Rights."

4.       AMENDMENT TO SECTION 32

         Section 32 of the Rights Agreement is amended to change the law governing the Rights Agreement to be that of the current jurisdiction of incorporation of the Company, and is hereby amended to read as follows:

                  "This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of incorporation of the Company and for all purposes shall be governed by and construed in accordance with the laws of such state of incorporation applicable to contracts to be made and performed entirely within such state."

5.       AMENDMENT TO RIGHT CERTIFICATE

         The Form of Right Certificate attached as Exhibit B to the Rights Agreement is amended to conform with the changes described in this Amendment, and is hereby amended and restated in its entirety as set forth in Annex A hereto.


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

6.       SEVERABILITY

If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the reminder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.       COUNTERPARTS

         This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.       EFFECT OF AMENDMENT

         Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first above written.


                                       BRIGHTPOINT, INC.
Attest:


By /s/ Craig M. Carpenter              By /s/ Steven E. Fivel
   ---------------------------------      --------------------------------------
Title: Associate General Counsel and      Title: Executive Vice President,
       Assistant Secretary                       General Counsel and Secretary


                                       AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY, as Rights Agent

Attest:


By /s/ Susan Silber                   By  /s/ Herbert J. Lemmer
   ---------------------------------      --------------------------------------
   Title: Assistant Secretary             Title: Vice President


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
                                                                         Annex A


                                   EXHIBIT "B"
                            FORM OF RIGHT CERTIFICATE

Certificate No. R-                                               ________ Rights

NOT EXERCISABLE AFTER APRIL 12, 2014 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT, AND TO EXCHANGE UPON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

                                Right Certificate

                                BRIGHTPOINT, INC.

         This certifies that __________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 20, 1997 (as amended from time to time, the "Rights Agreement"), between Brightpoint, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earlier of
(i) 5:00 P.M., New York, New York time, on April 12, 2014, or (ii) the time at which the Rights are redeemed or exchanged (as defined below), at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully-paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $135 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 12, 2004, based upon the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right, payable in cash or the Company's Common Stock, par value $.01 per share (the "Common Stock"), or (ii) may be exchanged in whole or in part for Common Stock. No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________________, _____.


              ATTEST:                  BRIGHTPOINT, INC.


By                                     By
   -------------------------------        --------------------------------------
   Title:                                 Title:

              Countersigned:

              AMERICAN STOCK TRANSFER &
              TRUST COMPANY, as Rights Agent

              By
                 ------------------------------------------

              By
                 ------------------------------------------
                 Authorized Officer



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